UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

VITRAN CORPORATION INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 The West Mall, Suite 701 Toronto, Ontario, Canada		M9C 5L5
(Address of principal executive offices)		(Zip Code)

(416) 596-7664

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2013, Vitran Corporation Inc. (the “Company”) entered into an arrangement agreement (the “TransForce Arrangement Agreement”) with 2400520 Ontario Inc., an Ontario corporation (“Acquiror”), and TransForce Inc. a Canadian corporation (“TransForce”). TransForce has unconditionally guaranteed the obligations of Acquiror, its wholly owned subsidiary, under the TransForce Arrangement Agreement.

Under the terms of the TransForce Arrangement Agreement, Acquiror will acquire all of the Company’s issued and outstanding common shares not already owned by TransForce for US$6.50 in cash per share (the “Arrangement”). The closing price of the Company’s common shares on December 27, 2013 was US$6.69 as quoted on NASDAQ. The transaction contemplated by the TransForce Arrangement Agreement is expected to close in late February or early March 2014.

With the exception of the price per share, the terms and conditions of the TransForce Arrangement Agreement are substantially identical to those set out in the arrangement agreement dated as of December 9, 2013 (the “Manitoulin Arrangement Agreement”) by and among 2398946 Ontario Inc., North Channel of Georgian Bay Holdings Ltd. (each an affiliate of Manitoulin Transport Inc.)(collectively “Manitoulin Transport”) and the Company. The terms and conditions of the Manitoulin Arrangement Agreement are further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2013, which is incorporated herein by reference. The Manitoulin Arrangement Agreement has been terminated as discussed below under Item 1.02 of this Current Report on Form 8-K.

The foregoing description of the TransForce Arrangement Agreement is qualified in its entirety by the full text of the TransForce Arrangement Agreement, a copy of which is filed as Exhibit 10.1.

The Company will hold a special meeting of the Company’s shareholders (the “Special Meeting”) to approve the Arrangement, which requires approval by (i) at least two-thirds of the votes cast by the Company’s shareholders in person or by proxy at the Special Meeting and (ii) a simple majority of the votes cast by the Company’s shareholders in person or by proxy at the Special Meeting excluding the votes cast by TransForce and certain other parties as required by Canadian Multilateral Instrument 61-101.

In accordance with section 5.2 of the Company’s shareholder rights plan dated November 4, 2013 (the “Rights Plan”), the board of directors of the Company has waived the application of section 3.1 of the Rights Plan to the Flip-in Event (as defined in the Rights Plan) relating to the entering into of the TransForce Arrangement Agreement and the completion of the transactions contemplated thereby.

Item 1.02	Termination of a Material Definitive Agreement.

On December 30, 2013, the Company and Manitoulin Transport agreed to terminate the Manitoulin Arrangement Agreement described above under Item 1.01 of this Current Report on Form 8-K. The Manitoulin Arrangement Agreement was terminated due to the superior proposal (within the meaning of the Manitoulin Arrangement Agreement) made by TransForce as discussed above under Item 1.01 of this Current Report on Form 8-K.

On December 30, 2013, the Company paid Manitoulin Transport the US$4 million termination fee due under the Manitoulin Arrangement Agreement.

Item 9.01	Exhibits

Exhibit Number	Exhibit
10.1	TransForce Arrangement Agreement, dated December 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRAN CORPORATION INC. (Registrant)

Dated: December 31, 2013	By:	/s/ Fayaz D. Suleman
Fayaz D. Suleman Vice President Finance and Chief Financial Officer